Exhibit 10.2
[DATE]
Attn: [                    ]
PolyOne Corporation
POLYONE CORPORATION INCENTIVE AWARD
Grant of Stock-Settled SARs
THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.
Dear [                    ]:
          Subject to the terms and conditions of the [INSERT PLAN] (the “Plan”) and this letter agreement (this “Agreement”), the Compensation and Governance Committee of the Board of Directors (the “Committee”) of PolyOne Corporation (“PolyOne”) has granted to you as of [DATE], the following award:
Stock-Settled Stock Appreciation Rights (“SARs”) in respect of an aggregate of [                    ] common shares of PolyOne, having a par value of $.01 per share (the “Common Shares”). The price (the “Base Price”) to be used as the basis for determining the Spread (as defined below) upon exercise of the SAR is $                    , the fair market value of one Common Share on [DATE].
          A copy of the Plan is available for your review through the Corporate Secretary’s office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.
1.	Exercise of SARs.
(a)	Subject to the provisions of the Plan and this Agreement, the SARs will expire on [DATE] and shall be exercisable on or before [DATE]. Provided that you have been in the continuous employ of PolyOne on such date, vesting will occur as follows:
•	[INSERT VESTING SCHEDULE]

(b)	The SARs may be exercised as provided in this Section 1(b) as to all or any of the SARs that are exercisable in accordance with Section 1(a), as long as each exercise covers at least 1,000 SARs. To exercise the SARs, you must submit a SAR Exercise Form to PolyOne signed by you stating the number of SARs you are exercising at that time and certifying that you are in compliance with the terms and conditions of the Plan. PolyOne will then issue you the number of Common Shares determined under Section 1(c).

(c)	The number of Common Shares to be issued will be determined by calculating (1) the difference between the fair market value of a Common Share on the date of exercise and the Base Price (the “Spread”); (2) multiplied by the number of SARs exercised; (3) less any withholding taxes (federal, state, local or foreign taxes) PolyOne determines are to be withheld in accordance with the Plan and with applicable law. The result of this calculation will then be divided by the fair market value of a Common Share on the date of exercise to determine the number of Common Shares to be issued, rounded down to the nearest whole share. For purposes of this Section 1(c), the term “fair market value” will mean the average of the high and low prices of the Common Shares for the relevant date as reported on the New York Stock Exchange — Composite Transactions Listing or similar report. In no event will you be entitled to acquire a fraction of one Common Share pursuant to this Agreement.
2.	Vesting Upon a Change of Control. If a Change of Control (as defined on Exhibit A to this Agreement) occurs during the term of the SARs, the SARs, to the extent not previously fully exercisable, will become immediately exercisable in full.

3.	Retirement, Disability or Death. If your employment with PolyOne or a Subsidiary terminates before the expiration of the SARs due to (1) retirement at age 55 or older with at least 10 years of service or retirement under other circumstances entitling you to receive benefits under one of PolyOne’s (including its predecessors) defined benefit pension plans, (2) permanent and total disability (as defined under the relevant disability plan or program of PolyOne or a Subsidiary in which you then participate) or (3) death, then:
(a)	Any SARs that are vested at the time of termination of employment as provided in Section 1(a) above may be exercised in whole or in part for the shorter of (i) a period of three years after your termination of employment or (ii) the remainder of their term, but in no event beyond [DATE], after which such SARs will terminate; and

(b)	You will be entitled to exercise, in whole or in part, the SARs that become vested on the vesting date set forth in Section 1(a) above that immediately follows your termination of employment (if any) if your employment terminates no more than six (6) months prior to such vesting date and you will be entitled to exercise such SARs for the shorter of (i) a period of three years after your termination of employment and (ii) the remainder of their term, but in no event beyond [DATE], after which such SARs will terminate.

4.	Termination Following Change of Control.
(a)	If your employment with PolyOne or a Subsidiary terminates following a Change of Control because (i) your employment is involuntarily terminated without “Cause” (as defined below), or (ii) you terminate your employment for “Good Reason” (as defined below), the SARs become immediately vested and may be exercised in whole or in part at any time and from time to time for the remainder of their term, but in no event beyond [DATE], after which the SARs will terminate.

(b)	For purposes of Section 4(a) above:
(i)	If you are a party to a Management Continuity Agreement, “Cause” shall mean “Cause” and “Good Reason” shall mean “Good Reason,” each as defined in your Management Continuity Agreement;

(ii)	If you are not a party to a Management Continuity Agreement, “Cause” shall mean: (A) the willful and continued failure by you to substantially perform your duties with PolyOne, which failure causes material and demonstrable injury to PolyOne (other than any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by PolyOne which specifically identifies the manner in which you have not substantially performed your duties, and after you have been given a period (hereinafter known as the “Cure Period”) of at least thirty (30) days to correct your performance, or (B) the willful engaging by you in other gross misconduct materially and demonstrably injurious to PolyOne. For purposes of this Section 4(b)(ii), no act, or failure to act, on your part shall be considered “willful” unless conclusively demonstrated to have been done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of PolyOne; and

(iii)	If you are not a party to a Management Continuity Agreement, “Good Reason” shall mean, without your express written consent: (A) your permanent assignment to a new work location that would either increase your routine one-way commute by fifty (50) or more miles, measured by the shortest commonly traveled routes between your then-current residence and new reporting or work location, or make your routine one-way commute sixty (60) or more miles, or (B) a reduction in your base salary, target annual incentive amount or employer-provided benefits, if immediately after the reduction the aggregate total of your base salary, target annual incentive amount and value of employer-provided benefits is less than eighty percent (80%) of the aggregate total of your salary, target annual incentive amount and the value of employer-provided benefits immediately prior to the Change of Control.

5.	Other Termination. If your employment with PolyOne or a Subsidiary terminates before the expiration of the SARs for any reason other than as set forth in Sections 3 or 4 above, the SARs that are exercisable shall be limited to the number of SARs that could have been exercised under Section 1 above at the time of your termination of employment and shall terminate as to the remaining SARs and may be exercised as to such limited number of SARs at any time within ninety (90) days of your termination of employment, but in no event beyond [DATE], after which the SARs will terminate.

6.	Non-Assignability. The SARs are personal to you and are not transferable by you other than by will or the laws of descent and distribution. They are exercisable during your lifetime only by you or by your guardian or legal representative.

7.	Adjustments. In the event of any change in the number of Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the number and class of shares subject to outstanding SARs, the Base Price applicable to outstanding SARs and other value determinations, if any, applicable to outstanding SARs will be adjusted. Such adjustment shall be made automatically on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in PolyOne common shares. If any such transaction or event occurs, the Committee may provide in substitution for outstanding SARs such alternative consideration (including, without limitation, in the form of cash, securities or other property) as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the SARs subject to this Agreement. No adjustment provided for in this Section 7 will require PolyOne to issue any fractional shares.

8.	Miscellaneous.
(a)	The contents of this letter are subject in all respects to the terms and conditions of the Plan as approved by the Board and the shareholders of PolyOne, which are controlling. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

(b)	The grant of the SARs is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Information about you and your participation in the Plan, including, without limitation, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in PolyOne, and details of the SARs or other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor may be collected, recorded, held, used and disclosed by PolyOne and any of its Subsidiaries and any non-PolyOne entities engaged by PolyOne to provide services in connection with this grant (a “Third Party Administrator”), for any purpose related to the administration of the Plan. You understand that PolyOne and its Subsidiaries may transfer such information to Third Party Administrators, regardless of whether such Third Party Administrators are located within your country of residence, the European Economic Area or in countries outside of the European Economic Area, including the United States of America. You consent to the processing of information relating to you and your participation in the Plan in any one or more of the ways referred to above. This consent may be withdrawn at any time in writing by sending a declaration of withdrawal to PolyOne’s chief human resources officer.

(c)	Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at PolyOne. Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.

(d)	[FOR EMPLOYEES SIGNING EMPLOYEE AGREEMENT] It is a condition to your receipt of the SARs that you execute and agree to the terms of PolyOne’s current and applicable Employee Agreement (the “Employee Agreement”). If you do not sign and return the Employee Agreement to PolyOne Human Resources within 30 days of your receipt of this Grant of Stock Settled SARs, this Grant of Stock Settled SARs and any rights to the SARs will terminate and become null and void.

[(d)/(e)]	By signing this Agreement, you acknowledge that you have entered into an Employee Agreement [(the “Employee Agreement”)] with PolyOne. You understand that, as set forth in Paragraph 5 and Attachment A of the Employee Agreement, you have agreed not to engage in certain prohibited practices in competition with PolyOne following the termination of your employment (hereinafter referred to as the “Covenant Not to Compete”). You further acknowledge that as consideration for entering into the Covenant Not to Compete, PolyOne is providing you the opportunity to participate in PolyOne’s long-term incentive plan and receive the award set forth in this Agreement. You understand that eligibility for participation in the long-term incentive plan was conditioned upon entering into the Covenant Not to Compete. You further understand and acknowledge that you would have been ineligible to participate in the long-term incentive plan and receive this award had you decided not to agree to the Covenant Not to Compete. You understand that the acknowledgment contained in this sub-section is a part of the Employee Agreement and is to be interpreted in a manner consistent with its terms.
9.	Notice. All notices under this Agreement to PolyOne must be delivered personally or mailed to PolyOne Corporation at PolyOne Center, Avon Lake, Ohio 44012, Attention: Corporate Secretary. PolyOne’s address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in PolyOne’s records.

10.	Compliance with Section 409A of the Code.
(a)	To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.

(b)	Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
                    This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

Very Truly Yours, POLYONE CORPORATION
By:
Kenneth M. Smith, Senior Vice President
and Chief Human Resources Officer

Accepted:

(Date)

Exhibit A
A “Change of Control” means:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in paragraph (b) below), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
(b) individuals who, as of August 31, 2000, constitute the Board (the “Incumbent Board” as modified by this paragraph (b)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 31, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) the individuals and entities who were the beneficial

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owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of paragraph (c) above.

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